Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX ANNOUNCES RESULTS FOR THIRD QUARTER OF FISCAL 2005

SAN JOSE, CA, JANUARY 20, 2005 — Xilinx, Inc. (Nasdaq: XLNX) today announced revenues of $355 million in the third quarter of fiscal 2005, a sequential decrease of 12% from the prior quarter and a decrease of 3% from the same quarter a year ago.  Net income was $64 million or $0.18 per diluted share including a $3.1 million charge relating to impairment losses on investments as well as a $5.5 million tax benefit associated primarily with a recent IRS settlement.  This compares to net income of $69 million and $0.19 per diluted share in the prior year.

Xilinx also announced today that the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per outstanding share of common stock, payable on March 2, 2005 to all stockholders of record at the close of business on February 16, 2005.

Additional fiscal third quarter comparisons are represented in the chart below.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q3 FY 2005	Q2 FY 2005	Q3 FY 2004	Q-T-Q	Y-T-Y
Revenues	$355.4	$403.3	$365.6	-12%	-3%
Operating income	$69.3	$101.3	$85.7	-32%	-19%
Net income	$64.1	$86.2	$69.4	-26%	-8%
Net income per share	$0.18	$0.24	$0.19	-25%	-5%

Excess inventory levels at end customers led to weaker than expected orders during the quarter, particularly in the telecom sector.  Sales from communications customers decreased 22% sequentially and represented 47% of total revenues, down from 53% last quarter.  All geographies declined sequentially.

“It was a challenging quarter for Xilinx and the PLD industry,” said Wim Roelandts, Xilinx’s Chairman and CEO.  “However, I remain encouraged by our solid new product execution which has enabled us to introduce an unprecedented number of devices during the last six months.  Additionally, as we exit 2004, I expect Xilinx to capture PLD market segment share for the seventh consecutive calendar year.”

Business Review – December Quarter FY05

•                  Xilinx generated $73 million in cash flow from operations.

•                  Total inventory days at Xilinx and distribution were 174 days, up from 156 days last quarter.

•                  Accounts receivables days sales outstanding were 39, down from 46 in the prior quarter.

•                  Capital expenditures and depreciation were $15 million and $13 million, respectively.

Revenue by Geography:

	Percentages			Growth Rates
	Q3 FY 2005	Q2 FY 2005	Q3 FY 2004	Q-T-Q	Y-T-Y
North America	42%	42%	42%	-11%	-1%
Europe	21%	21%	17%	-16%	18%
Japan	14%	15%	14%	-17%	-1%
Asia Pacific/ROW	23%	22%	27%	-6%	-19%

Revenue by End Market*:

	Percentages			Growth Rates
	Q3 FY 2005	Q2 FY 2005	Q3 FY 2004	Q-T-Q	Y-T-Y
Communications	47%	53%	50%	-22%	-10%
Storage & Servers	16%	13%	21%	14%	-23%
Consumer & Automotive	15%	—	—	N/M	N/M
Industrial & Other	22%	34%	29%	N/M	N/M

*In order to provide more detailed end market information going forward, Xilinx is splitting the category formerly called “Consumer, Industrial & Other” into two components:  “Consumer & Automotive” and “Industrial & Other”.  Historical comparisons are not available for these two categories.

Revenue by Product*:

	Percentages			Growth Rates
	Q3 FY 2005	Q2 FY 2005	Q3 FY 2004	Q-T-Q	Y-T-Y
New	20%	17%	7%	0%	199%
Mainstream	57%	58%	65%	-15%	-16%
Base	17%	18%	21%	-15%	-23%
Support	6%	7%	7%	-10%	-6%

*Products are classified as follows:

New products:  Virtex-4™, Virtex-II Pro™, Spartan™-IIE, Spartan-3™, Easypath™ and CoolRunner®- II products

Mainstream products: Virtex-II, Spartan-II, SpartanXL, CoolRunner, Virtex®-E and Virtex products

Base products: XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support products: Configuration solutions, HardWire™, Software & Support/Services

Product Highlights:

•                  Xilinx delivered its fifth 90nm, Virtex-4 device to customers in the December quarter, ahead of schedule.  Devices from all three domain-optimized Virtex-4 families have now shipped.  Two of these families, the SX and FX, provide industry-leading DSP and embedded processing capabilities that are currently unavailable in competitive offerings.  Xilinx expects to ship eight additional Virtex-4 devices in the March quarter.

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•                  Xilinx continues to lead the industry in 90nm shipments.  With eight Spartan-3 and five Virtex-4 family members shipping, Xilinx has a significant competitive lead in 90nm manufacturing.  Also during the quarter, Xilinx began shipping the 90nm Spartan-3L™ family, which is aimed at low power applications.  The industry’s lowest power FPGAs, this family delivers a 98% reduction in static power.

•                  For the fourth year in a row, Xilinx placed in the top ten of FORTUNE Magazine’s annual listing of “100 Best Places to Work For,” ranking highest among all technology electronics companies.  A culture of innovation was cited by the magazine as a key reason for the number 5 ranking this year.

Business Outlook – March Quarter FY05

•                  Revenues expected to be up 1%-5% sequentially.

•                  Gross margin expected to be approximately 62%.

•                  Operating expenses expected to be flat sequentially.

•                  Other income expected to be approximately $8 million.

•                  Tax rate expected to be 22%.

•                  Fully diluted share count expected to approximate 359 million shares.

Business Update – March Quarter FY05

A fourth quarter business update will be issued in the form of a press release after the market closes on Tuesday, March 8, 2005.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, potential impact to customer ordering patterns, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to successfully manage production at multiple foundries, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, and other risk factors listed in our most recent Form 10K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Jan. 01, 2005	Jan. 03, 2004	Oct. 02, 2004	Jan. 01, 2005	Jan. 03, 2004

Net revenues	$355,396	$365,632	$403,277	$1,182,256	$994,466

Costs and expenses :
Cost of revenues	135,096	139,674	145,024	424,283	387,670
Research and development	77,356	66,183	78,135	227,414	185,011
Selling, general and administrative	71,856	68,993	77,086	229,532	191,839
Amortization of acquisition-related intangibles	1,759	1,713	1,757	4,918	8,783
Impairment loss on excess facilities	—	3,376	—	—	3,376
Litigation settlement and contingency	—	—	—	—	6,400
Write-off of acquired in-process research and development	—	—	—	7,198	—
Total costs and expenses	286,067	279,939	302,002	893,345	783,079

Operating income	69,329	85,693	101,275	288,911	211,387
Impairment loss on investments	(3,099)	—	—	(3,099)	—
Interest income and other, net	8,811	6,906	7,323	21,975	18,080

Income before income taxes	75,041	92,599	108,598	307,787	229,467
Provision for income taxes	10,984	23,150	22,389	62,269	57,367
Net income	$64,057	$69,449	$86,209	$245,518	$172,100

Basic net income per common share	$0.18	$0.20	$0.25	$0.71	$0.51
Diluted net income per common share	$0.18	$0.19	$0.24	$0.68	$0.49
Cash dividends declared per common share	$0.05	$—	$0.05	$0.15	$—

Common and equivalent shares used in computing net income per share amounts:
Basic	348,441	342,861	347,859	347,555	340,767
Diluted	358,211	356,226	357,832	358,551	353,385

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Jan. 01, 2005	Apr. 03, 2004
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$693,230	$798,960
Accounts receivable, net	153,315	248,956
Inventories	216,729	102,454
Deferred tax assets and other current assets	133,745	151,182
Total current assets	1,197,019	1,301,552

Net property, plant and equipment	340,519	335,114
Long-term investments	937,382	767,671
Investment in United Microelectronics Corp.	248,596	324,026
Other assets	267,535	209,110
Total Assets	$2,991,051	$2,937,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$256,642	$230,151
Deferred income on shipments to distributors	102,469	150,979
Total current liabilities	359,111	381,130

Deferred tax liabilities	25,574	73,281

Stockholders’ equity
Common stock and additional paid-in capital	895,571	907,461
Retained earnings	1,713,543	1,521,568
Treasury stock, at cost	(8,941)	(1,031)
Accumulated other comprehensive income	6,193	55,064
Total stockholders’ equity	2,606,366	2,483,062

Total Liabilities and Stockholders’ Equity	$2,991,051	$2,937,473

(1) Derived from audited financial statements

Xilinx, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	Jan. 1, 2005	Jan. 3, 2004

Cash flows from operating activities:
Net income	$245,518	$172,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,709	53,616
Amortization of deferred compensation	691	3,221
Write-off of acquired in-process research and development	7,198	0
Net gain on sale of available-for-sale securities	(375)	(5,397)
Impairment loss on investments	3,099	0
Impairment loss on excess facilities	0	3,376
Litigation settlement and contingency	0	6,400
Tax benefit from exercise of stock options	34,455	32,126
Changes in assets and liabilities, net of effects from acquisition of business:
Accounts receivable, net	95,947	29,210
Inventories	(114,275)	19,022
Deferred income taxes	8,880	(4,499)
Prepaid expenses and other current assets	3,278	(9,697)
Other assets	837	7,869
Accounts payable	4,333	9,241
Accrued liabilities	3,474	13,029
Income taxes payable	651	16,252
Deferred income on shipments to distributors	(48,207)	7,323
Total adjustments	46,695	181,092
Net cash provided by operating activities	292,213	353,192

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,893,087)	(1,717,501)
Proceeds from sale or maturity of available-for-sale securities	1,860,092	1,477,323
Advances for wafer purchases	(50,000)	0
Purchases of property, plant and equipment	(43,973)	(29,839)
Acquisition of business, net of cash acquired	(18,223)	0
Net cash used in investing activities	(145,191)	(270,017)

Cash flows from financing activities:
Acquisition of treasury stock	(102,185)	(43,524)
Proceeds from issuance of common stock	47,437	59,113
Payment of dividends to stockholders	(52,172)	0
Net cash provided by (used in) financing activities	(106,920)	15,589

Net increase in cash and cash equivalents	40,102	98,764

Cash and cash equivalents at beginning of period	337,343	213,995

Cash and cash equivalents at end of period	$377,445	$312,759